Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT is dated as of May 11, 2020 (this “Agreement”) by and between Galera Therapeutics, Inc., a Delaware corporation (“Galera”) and Clarus IV Galera Royalty AIV, L.P., a Delaware limited partnership (“Clarus”).

WHEREAS, Galera and Clarus previously entered into an Amended and Restated Purchase and Sale Agreement effective as of November 14, 2008 (as amended by the Amendment (defined below) and as it may be further amended from time to time, the “Royalty Agreement”), pursuant to which Galera sold the Purchased Royalty (as defined in the Royalty Agreement) to Clarus for consideration of up to $80,000,000 (the “Prior Purchase Price”);

WHEREAS, contemporaneously with the execution of this Agreement, Galera and Clarus are entering into an amendment to the Royalty Agreement (as it may be amended from time to time, the “Amendment”) to increase the Prior Purchase Price by $37,500,000 (the “Additional Purchase Price”);

WHEREAS, the Additional Purchase Price will be funded in two tranches: (a) $20,000,000 to be funded upon [***]; and (b) $17,500,000 to be funded upon [***]; and

WHEREAS, in consideration for Clarus to enter into the Amendment, Galera desires to issue and sell to Clarus the Warrants as described herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:

Article I

DEFINITIONS

Section 1.01Definitions.  Capitalized terms used but not defined herein are used as defined in Annex A hereto.

Article II

PURCHASE AND SALE OF WARRANTS

Section 2.01New Milestone Warrant.  On the date hereof, Galera shall issue and sell to Clarus, and Clarus shall acquire and receive from Galera, a warrant to purchase 293,686 shares of Common Stock (the  “New Milestone Warrant Shares”), in substantially the form attached hereto as Exhibit A (the “New Milestone Warrant”), subject to the terms and conditions set forth therein.

Section 2.02Fourth Milestone Warrant. On the date hereof, Galera shall issue and sell to Clarus, and Clarus shall acquire and receive from Galera, a warrant to purchase 256,975 shares of Common Stock (the “Fourth Milestone Warrant Shares” and together with the New Milestone Warrant Shares, the “Warrant Shares”), in substantially the form attached hereto as Exhibit A (the “Fourth

Milestone Warrant” and together with the New Milestone Warrant, the “Warrants”), subject to the terms and conditions set forth therein.

Closing.

(a)  The closing of the purchase and sale of the Warrants (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof (the “Closing Date”).  The sale and purchase of the Warrants shall be made in reliance upon the terms and conditions set forth in this Agreement. Galera and Clarus shall take such additional actions and execute and deliver such additional agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.

Section 2.04Closing Conditions.

(a)The obligations of Galera hereunder in connection with the Closing are subject to the following conditions being met:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of Clarus contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of Clarus required to be performed at the Closing shall have been performed; and

(iii)the offer and sale of the Warrants to Clarus pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(b)The obligations of Clarus hereunder in connection with the Closing are subject to the following conditions being met:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of Galera contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of Galera required to be performed at the Closing Date shall have been performed; and

(iii)the offer and sale of the Warrants to Clarus pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

Article III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations, Warranties and Covenants of Clarus.

Clarus hereby represents and warrants as follows:

(a)Organization. Clarus is duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)Authority and Validity.  Clarus has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Clarus of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Clarus, and no other proceedings on the part of Clarus are necessary to authorize this Agreement or for Clarus to consummate the transactions contemplated hereby.  This Agreement constitutes the lawful, valid and legally binding obligation of Clarus, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)No Violation or Conflict.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Clarus, or (B) conflict with or violate any law or Governmental Order applicable to Clarus or any of its assets, properties or businesses, except to the extent that such conflicts or violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Clarus.

(d)Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement by Clarus do not require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Clarus.

(e)Litigation.  There are no actions by or against Clarus pending before any Governmental Authority or, to the knowledge of Clarus, threatened to be brought by or before any Governmental Authority, that would reasonably be expected to have a Material Adverse Effect on Clarus.  There are no pending or, to the knowledge of Clarus, threatened actions, to which Clarus is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Royalty Agreement, as amended, or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto.  Clarus is not subject to any Governmental Order (nor, to the knowledge of Clarus, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Clarus.

(f)Accredited Investor.

(i)Clarus is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Clarus is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Warrant Shares.

(ii)Clarus has relied completely on the advice of, or has consulted with or has had the opportunity to consult with, its own personal tax, investment, legal or other advisors and has not relied on Galera or any of its Affiliates for advice.

(iii)Clarus has been advised and understands that the offer and sale of the Warrants and the Warrant Shares have not been registered under the Securities Act.  Clarus is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

(iv)Clarus is acquiring the Warrants and the Warrant Shares solely for Clarus’ own account for investment purposes as a principal and not with a view to the resale or distribution of all or any part thereof.  Clarus agrees that the Warrants and the Warrant Shares may not be resold (A) without registration thereof under the Securities Act (unless an exemption from such registration is available) or (B) in violation of any law. Clarus acknowledges that Galera is not required to register the Warrants or the Warrant Shares under the Securities Act, subject to the obligations of Galera pursuant to Article IV. Galera is not and will not be an underwriter within the meaning of Section 2(a)(11) of the Securities Act with respect to the Warrants or the Warrant Shares.

(v)No person or entity acting on behalf of, or under the authority of, Clarus is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by Galera or any of its Affiliates.

Representations, Warranties and Covenants of Galera.

(a)  Galera hereby represents and warrants as follows:

(i)Organization; Good Standing.  Galera is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the reports, schedules, forms, statements and other documents required to be filed by it with the SEC, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, the “SEC Documents”) and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on Galera.

(ii)Authority and Validity.  Galera has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby.  The execution, delivery and performance by Galera of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Galera, and no other proceedings on the part of Galera are necessary to authorize this Agreement or for Galera to consummate the transactions contemplated hereby.  This Agreement constitutes the lawful, valid and legally binding obligation of Galera, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(iii)No Violation or Conflict.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Galera, (B) conflict with or violate any law or Governmental Order applicable to Galera or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Galera, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Galera is a party except, in the case of clause (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Galera.

(iv)Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement by Galera do not require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Galera.

(v)Litigation.  There are no material actions by or against Galera pending before any Governmental Authority or, to the knowledge of Galera, threatened to be brought by or before any Governmental Authority.  There are no pending or, to the knowledge of Galera, threatened actions, to which Galera is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Royalty Agreement, as amended, or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto.  Galera is not subject to any material Governmental Order (nor, to the knowledge of Galera, is there any such material Governmental Order threatened to be imposed by any Governmental Authority).

(vi)Private Placement.  Assuming the accuracy of Clarus’ representations and warranties set forth in Section 3.01, (i) the purchase and sale of the Warrants is exempt from the registration requirements of the Securities Act, and (ii) no other offering of Common Stock by Galera will be integrated with the offering of the Warrants or the Warrant Shares.  Neither Galera nor any Person acting on its behalf has or will offer the Warrants or the Warrant Shares by any form of general solicitation or general advertising and all filings required under Rule 503 of the Securities Act will be made in a timely manner.

(vii)Exchange Listing. The Common Stock is listed on The Nasdaq Global Market, and to Galera’s knowledge, there are no proceedings to revoke or suspend such listing. Except as otherwise disclosed in the SEC Documents, Galera is in material compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

(viii)No Material Adverse Effect.  Except as otherwise disclosed in the SEC Documents, subsequent to the respective dates as of which information is given in the SEC Documents there has not occurred any Material Adverse Effect, or any development that would result in a prospective Material Adverse Effect, in or affecting the condition, financial or otherwise, or in or affecting the revenues, business, assets, management, financial position, stockholders’ equity, operations or results of operations or prospects of Galera.

(ix)Registration Rights.  Except as described in the SEC Documents, there are no contracts, agreements or understandings between Galera and any person granting such person the right to require Galera to file a registration statement under the Securities Act with respect to any securities of Galera or to require Galera to include such securities with the Warrant Shares registered pursuant to a Registration Statement other than rights that have been validly waived.

(x)SEC Documents. Galera has timely filed the SEC Documents required to be filed by it with the SEC since November 6, 2019, pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xi)Commission Agreements.  Galera is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Galera or Clarus for a brokerage commission, finder’s fee or like payment in connection with any transaction contemplated by this Agreement.

(xii)Acknowledgment Regarding Clarus Purchase of Warrants. Galera acknowledges and agrees that Clarus is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. Galera further acknowledges that Clarus is not acting as a financial advisor or fiduciary of Galera (or in any similar capacity with respect to Galera) with respect to this Agreement and the transactions contemplated hereby and any advice given by Clarus or any of their respective representatives or agents to Galera in connection with this Agreement and the transactions contemplated hereby is merely incidental to Clarus’s purchase of the Warrants. Galera further represents and warrants that Galera’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by Galera and its representatives.

(b)Galera covenants and agrees with Clarus as follows:

(i)Reservation of Warrant Shares.  So long as any of the Warrants are outstanding, Galera shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon exercise of the Warrants.  Upon exercise in accordance with the Warrants, the Common Stock delivered thereby will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

(ii)Listing Notice.  Promptly following the date hereof, Galera shall prepare and file the applicable listing of additional shares notification with The Nasdaq Stock Market, LLC and use its reasonable best efforts to cause the Warrant Shares to be approved for listing on The Nasdaq Global Market as promptly as practicable and in any event prior to the New Milestone Closing.  Thereafter, Galera shall use commercially reasonable efforts to maintain such listing of all Warrant Shares from time to time issuable under the terms of the Warrants.

Article IV

REGISTRATION

Section 4.01Piggy-Back Registration.  If Galera proposes to file a “shelf registration statement” or similar registration statement covering the resale of shares of Common Stock for an offering to be made on a continuous basis pursuant to Rule 415 (including, for this purpose, a Registration Statement by Galera for stockholders other than the Holders), Galera shall, at such time, promptly give the Holders notice of such registration. Upon the request of a Holder given within [***] after such notice is given by Galera, Galera shall cause to be registered all of the Warrant Shares that such Holder has requested to be included in such Registration Statement, provided, that, in no event shall Galera cause to be registered any Warrant Shares if the inclusion of such Warrant Shares would reduce the number of securities being registered in such Registration Statement pursuant to the Investors’ Rights Agreement. In the event a Holder elects to include Warrant Shares in such Registration Statement, such Holder shall furnish to Galera such information regarding itself, the Warrant Shares and others securities of Galera held by it, and the intended method of disposition of the Warrant Shares as is reasonably required to effect the registration of such Holder’s Warrant Shares. Galera shall have the right to terminate or withdraw any Registration Statement initiated by it under this Section 4.01 before the effective date of such Registration Statement, whether or not any Holder has elected to include Warrant Shares in such Registration Statement, for any reason, or no reason at all. For the avoidance of doubt, the rights with respect to registration granted hereunder are not intended to provide rights to any Holder in connection with an underwritten offering of the Common Stock of Galera.

Section 4.02Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article IV, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for Galera, shall be borne and paid by Galera. All Selling Expenses relating to Warrant Shares registered pursuant to this Article IV shall be borne and paid by the Holders pro rata on the basis of the number of Warrant Shares registered on their behalf.

Section 4.03Use of Registration Statement. Upon receiving notice from Galera of any of the following events, each Holder shall suspend the use of any Registration Statement or related prospectus until Galera provides notice that the Registration Statement or related prospectus may again be used:

(a)of the receipt by Galera of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Warrant Shares for sale in any jurisdiction, or the initiation or threatening of any Action for such purpose;

(b)of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, related prospectus or other documents so that, in the case of the Registration Statement or the related prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(c)of the occurrence or existence of any pending corporate development with respect to Galera that Galera believes may be material and that, in the determination of Galera, makes it not in the best interest of Galera to allow continued availability of the Registration Statement or related prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding Galera or any of its subsidiaries.

Section 4.04Indemnification. If any Warrant Shares are included in a registration statement under this Article IV:

(a)To the extent permitted by law, Galera will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, trustees and stockholders of each such Holder; legal counsel and accountants for each such Holder; and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages, and Galera will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.04 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Galera, which consent shall not be unreasonably withheld, nor shall Galera be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless Galera, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Galera within the meaning of the Securities Act, legal counsel and accountants for Galera, any other Person selling securities in such registration statement, and any controlling Person of any such other Person, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay to Galera and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.04(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 4.04(b) and Section 4.04(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)Promptly after receipt by an indemnified party under this Section 4.04 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.04, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.04, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.04.

(d)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4.04 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4.04 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4.04, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 4.04(d), when combined with the amounts paid or payable by such Holder pursuant to Section 4.04(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)The obligations of Galera and Holders under this Section 4.04 shall survive the completion of any offering of Warrant Shares in a registration under this Article IV, and otherwise shall survive the termination of this Agreement.

Section 4.05Wavier. The rights of any Holder under this Article IV may be waived (either generally or in a particular instances, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended in writing signed by the Holders of a majority of the Warrant Shares (which for this purpose, assumes the exercise of any applicable Warrant on a cash exercise basis).

Section 4.06Reports Under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell Warrant Shares without registration, Galera shall, so long as a Holder still holds Warrants or Warrant Shares:

(a)make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, to the extent that adequate public information is required under SEC Rule 144 for the sale of the Warrant Shares;

(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Galera under the Securities Act and the Exchange Act; and

(c)furnish to any Holder, so long as the Holder owns any Warrant Shares, forthwith upon request (i) to the extent accurate, a written statement by Galera that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of Galera and such other reports and documents so filed by Galera; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

Article V

LEGENDS

Section 5.01Legends.  Clarus acknowledges and agrees that Galera shall affix to each certificate evidencing outstanding Warrants a legend in substantially the following form:

“THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE

TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION."

Article VI

MISCELLANEOUS

Section 6.01Notices.  All notices, consents, waivers, requests and other communications hereunder will be in writing and will be sent by mail, delivered in person, or sent by overnight courier (e.g., Federal Express) to following addresses of the Parties:

Galera:

Galera Therapeutics, Inc.

2 West Liberty Boulevard, Suite 110

Malvern, PA  19355

Attention: Chief Executive Officer

Telephone:  (610) 725-1500

email:  [***]

with a copy (which will not constitute notice) to:

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

Attention:  [***]

E-mail: [***]

Clarus:

101 Main Street,

Cambridge, MA  02142

Attention: [***]

Telephone:  [***]

email:  [***m]

with a copy (which will not constitute notice) to:

Blackstone Life Sciences – Legal Department

101 Main Street

Suite 1210

Cambridge, MA  02142
Attention:  [***]
Telephone: [***]
email:  [***]

and

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA  94304-1018
Attention:  [***]
Telephone:  [***]
email:  [***]

or to such other address or addresses as Galera or Clarus may from time to time designate by notice as provided herein. Any such notice will be deemed given (a) when actually received when so delivered personally, by overnight courier or sent by mail, or (b) if sent by confirmed facsimile transmission or email, on the date sent if such day is a Business Day or the next following Business Day if such day is not a Business Day.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)THIS AGREEMENT AND ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR OTHERWISE) WILL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS..

(b)EACH PARTY (i) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR PURPOSES OF ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND (ii) IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH ACTION, SUIT OR OTHER PROCEEDING, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY.

(c)EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR OTHERWISE).

(d)EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(e)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING OF COPIES THEREOF BY FEDERAL EXPRESS OR OTHER OVERNIGHT COURIER COMPANY, TO SUCH PARTY AT ITS ADDRESS SPECIFIED BY SECTION 6.01, SUCH SERVICE TO BECOME EFFECTIVE FOUR (4) DAYS AFTER DELIVERY TO SUCH COURIER COMPANY.

(f)NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 6.03Entire Agreement. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between or among the Parties relating to the subject matter hereof, except as set forth in the Royalty Agreement.

Section 6.04Amendments. This Agreement may be amended or supplemented only by a written agreement signed by Galera and Clarus.

Section 6.05Binding Agreement; Successors and Assigns.  The terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns thereof.  Neither this Agreement nor any rights or obligations hereunder may be sold, assigned, hypothecated or otherwise transferred in whole or in part by Clarus.

Section 6.06Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

Section 6.07No Third-Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of the Parties (including their permitted successors and assigns), and no other Person other than the Parties will have any rights whatsoever to (a) enforce any obligation contained in this Agreement, (b) seek a benefit or remedy for any breach of this Agreement, or (c) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, set-off or counterclaim to any action or claim brought or made by the Parties (or any of their permitted successors and assigns), provided, however, that Holders under a Warrant shall have the rights, benefits, remedies and obligations under Section 4.

Section 6.08Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction. Nothing in this Agreement will be interpreted so as to require a Party to violate any applicable law.

Section 6.09Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which will be an original, but all of which together will constitute one and the same instrument. To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to the other Party by facsimile or other electronic transmission. In such event, such Party will forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

GALERA THERAPEUTICS, INC.

By: /s/ J. Mel Sorensen, M.D.

Name:  J. Mel Sorensen, M.D.

Title:  President and Chief Executive Officer

CLARUS IV GALERA ROYALTY AIV, L.P.

By: Clarus IV GP, L.P.,

its General Partner

By: Clarus IV GP, LLC,

its General Partner

By: /s/ Nicholas Galakatos

Name: Nicholas Galakatos

Title: Global Head, Blackstone Life Sciences

[Signature Page to Warrant Purchase Agreement]

ANNEX A

CERTAIN DEFINITIONS

“Action” means any action, arbitration, claim, litigation, proceeding or lawsuit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any Governmental Authority.

“Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” means the common stock, par value $0.001 per share, of Galera.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of Galera, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

“Exchange Act” means the Exchange Act of 1934, as amended.

“Exercise Price” has the meaning given to such term in the Warrants.

“Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Holder” means any registered holder from time to time of a Warrant.

“Investors’ Rights Agreement” means that certain Second Amended and Restated Investors’ Rights Agreement, dated August 30, 2018, by and among Galera and each of the investors listed Schedule A thereto, as amended from time to time.

“Material Adverse Effect” means (a) with respect to any Person, a material adverse effect on (i) the business, assets, property, condition (financial or otherwise) or prospects of such Person or, to such Person’s knowledge, (ii) its ability, or to such Person’s knowledge, to comply with and satisfy its respective agreements and obligations under the Transaction Documents (as defined in the Royalty Agreement), or (iii) to such Person’s knowledge, the enforceability of any of the Transaction Documents; or (b) any material delay or impairment of the ability of the parties hereto to consummate the transactions contemplated hereby.

“Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

“Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Warrant Shares, and fees and disbursements of counsel for any Holder applicable to the registration or sale of Warrant Shares.

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading, and if the Common Stock is not listed for trading on a Trading Market, then Trading Day shall mean Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Stock Market, the New York Stock Exchange, or any successors to any of the foregoing.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market but is listed or quoted for trading on OTCQB or OCTQX,, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on a Trading Market or OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to Galera, the fees and expenses of which shall be paid by Galera.

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EXHIBIT A

[FORM OF WARRANT]